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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 26, 2001


                               KANA SOFTWARE, INC.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



          000-27163                                      77-0435679
  ----------------------------                   --------------------------
         (Commission                                   (IRS Employer
         File Number)                                Identification No.)


   181 Constitution Drive, Menlo Park, CA                       94025
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   (Address of principal executive offices)                   (Zip Code)


                                 (650) 614-8300
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                         (Registrant's telephone number)


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          (Former name or former address, if changed since last report)



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ITEM 5: OTHER EVENTS.

     (a) On November 28, 2001, Kana Software, Inc., a Delaware corporation, entered into a share purchase agreement with funds affiliated with Technology Crossover Ventures, or TCV. TCV has committed to purchase a minimum of $38 million of Kana's newly created 8% Series A Convertible Preferred Stock, and may, at its discretion, purchase up to $45 million of the Series A Preferred Stock. The purchase price of the Series A Preferred Stock will be ten times the lesser of (i) $1.00 per share (to be adjusted to $10.00 per share following completion of Kana's pending 1-for-10 reverse stock split) or (ii) 66 2/3% of a volume-based weighted average price for Kana's common stock on the Nasdaq National Market over a 10-day period prior to closing. Each share of Series A Preferred Stock is convertible at any time, at the option of TCV, into Common Stock on a 10-for-1 basis, subject to adjustment for accrued dividends as described below. There will be no change to the conversion ratio subsequent to issuance of the Series A Preferred Stock based upon the trading price of Kana's Common Stock. The Series A Preferred Stock will automatically convert into Common Stock at any time after the first anniversary of the issuance date if (1) the Common Stock has had a daily weighted average price of at least three times the initial conversion price of the Series A Preferred Stock for ninety consecutive trading days and (2) there is an effective registration statement in place covering the resale of the Common Stock underlying the Series A Preferred Stock.

     The Series A Preferred Stock will accrue and cumulate dividends at a rate of 8% per year, compounded quarterly. The dividends are only payable through a corresponding increase in the liquidation preference of the Series A Preferred Stock and in the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

     In the event of a liquidation, dissolution or winding up of Kana in which the holders of each share of Common Stock do not receive an amount equal to at least five times the initial conversion price of the Series A Preferred Stock, the holders of the Series A Preferred Stock will be entitled to a liquidation preference payment equal to the purchase price of the Series A Preferred Stock, plus accrued dividends to such date. The Series A Preferred Stock shall also participate with the Common Stock in the event of a liquidation event, after payment of the foregoing preference. A merger, consolidation or sale of Kana is treated as a liquidation unless the transaction has been approved by the holders of a majority of the outstanding Series A Preferred Stock. The Series A Preferred Stock is not subject to redemption at the election of Kana or of TCV.

     The Series A Preferred Stock generally will vote with the shares of Common Stock, and not as a separate class, on an as-converted to Common Stock basis. However, the Series A Preferred Stock will be entitled to a separate class vote with respect to certain matters, including the creation of a class or series of stock having preferences or privileges senior to or on a parity with the Series A Preferred Stock, any amendment or waiver of any provision of Kana's Certificate of Incorporation or Bylaws that would adversely affect the rights, privileges and preferences of the Series A Preferred Stock or a proposed merger, consolidation or sale of Kana. Additionally, pursuant to the right of the holders of the Series A Preferred Stock to designate a member to Kana's board of directors, Jay C. Hoag will join Kana's board of directors upon the completion of the transaction.

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     Kana has also agreed to issue two warrants to TCV to purchase Common Stock at an exercise price of $1.00 per share (to be adjusted to $10.00 per share following completion of Kana's pending 1-for-10 reverse stock split). The first warrant entitles TCV to purchase up to approximately 1.9 million shares (pre-reverse split) of Common Stock and expires on the closing of the sale of the Series A Preferred Stock or after a 30 trading-day period following termination of the share purchase agreement. The second warrant would entitle TCV to purchase up to approximately 1.9 million additional shares (pre-reverse split) of Common Stock and will only become exercisable in the event of the failure of Kana's stockholders to approve the transaction, a change in recommendation by Kana's board of directors, the election by Kana to pursue an alternative transaction or certain other similar conditions. If the second warrant is triggered, it will be exercisable for two years and the exercise period of the first warrant will also be extended for the same length of time.

     The parties will enter into an investor rights agreement pursuant to which Kana will be obligated to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the Warrants. Kana has also agreed to provide TCV with piggyback registration rights, on a pari passu basis with existing registration rights holders, to participate in underwritten offerings of Kana's securities.

     The financing is subject to certain customary closing conditions, including approval by Kana's stockholders of the issuance of the Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock and the receipt of any required regulatory approvals. Kana currently expects the transaction to close early in the first quarter of 2002.

     The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents. Kana intends to use the proceeds from this investment for working capital and general corporate purposes.

(b) On November 26, 2001 and in a related transaction on December 6, 2001, Kana completed the sale of 10.1 million shares of its Common Stock to certain institutional investors at a purchase price of $1.00 per share.


Item 7:        Financial Statements and Exhibits
               ---------------------------------

          (c)  Exhibits.

          The following exhibits are filed herewith:

99.01 Share Purchase Agreement, dated as of November 28, 2001, by and among Kana Software, Inc., TCV IV, L.P and TCV IV Strategic Partners, L.P.

99.02     Form of Contingent Warrant

99.03     Form of Commitment Warrant

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 13, 2001                KANA SOFTWARE, INC.


                                        By:  /s/  Eric H. Willgohs
                                             -------------------------------
                                             Eric H. Willgohs
                                             Secretary



                                  EXHIBIT INDEX

Exhibit
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99.01      Share Purchase Agreement, dated as of November 28, 2001, by and among
           Kana Software, Inc., TCV IV, L.P and TCV IV Strategic Partners, L.P.

99.02      Form of Contingent Warrant

99.03      Form of Commitment Warrant